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                                                                     Exhibit 5.1

                       [Letterhead of Slaughter and May]

                                                                     CE993160172

Shire Pharmaceuticals Group plc
East Anton,
Andover,
Hants.  SP10 5RG



                                                          16th November, 1999
Dear Sirs,

Introduction
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1.   We have acted as English legal advisers to you (the "Company") in connection with the Registration Statement on Form F-4 filed with the Securities and Exchange Commission (the "SEC") by the Company (the "Prospectus-Proxy Statement"), relating to the proposed issue of ordinary shares of nominal value of five pence each in the capital of the Company (the "Shares").

Scope
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2.   This opinion is confined to matters of English law. Accordingly, we have not made any investigation of, and do not express any opinion on, the law of any jurisdiction other than England and Wales. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England.

3. We have examined copies of the documents mentioned herein and such other documents as we have considered necessary. Our role has not been to investigate or verify the accuracy, completeness or fairness of any facts or statements contained or made in the Prospectus-Proxy Statement and we have not undertaken any exercise which is not described in this letter. Accordingly and save as expressly provided in this letter we assume no responsibility for the accuracy or completeness of any of the information
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Shire Pharmaceuticals Group Plc,      2                       . November, 1999

     contained in the Prospectus-Proxy Statement or for any omission therefrom or for the reasonableness of any statement of opinion contained therein.

Documents examined
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4.   For the purposes of this opinion we have examined and relied upon the following documents:-

     (A)  a substantially final draft of the Prospectus-Proxy Statement;

     (B) a copy of the agreement and plan of merger entered into by the Company, Ruby Acquisition Sub Inc and Roberts Pharmaceutical Corporation as of 26th July, 1999 (the "Merger Agreement");

     (C) a substantially final draft of the circular to be posted on or about 18th November, 1999 to the Company's shareholders comprising listing particulars prepared in accordance with the listing rules made under section 142 of the Financial Services Act 1986 (the "Circular");

     (D) copies of the minutes of all relevant meetings of the Board of Directors of the Company or, in the case of the meeting approving the Prospectus-Proxy Statement, a substantially final draft thereof (the "Board Minutes");

     (E) copies of the minutes of all relevant General Meetings of the Company or, in the case of the meeting notice of which is contained in the Circular, a substantially final draft thereof (the "GM Minutes"); and

     (F) such other documents and records as we have considered necessary or appropriate for the purposes of this opinion.

Assumptions
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5.   In giving this opinion, we have assumed:-

     (A) that the statements contained in the Board Minutes, the GM Minutes, the Merger Agreement and the Circular are complete and accurate as at the date of this opinion and that the directors of the Company present at the meetings recorded in the Board Minutes were acting in the interests and for a proper purpose of the Company;

     (B) the authenticity, completeness and conformity to original documents of all copy documents examined by us;

     (C) that all signatures purporting to be on behalf of (or to witness the execution on behalf of) the Company or any director of the Company
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Shire Pharmaceuticals Group Plc,       3                      . November, 1999

          are genuinely those of the persons whose signatures they purport to be;

     (D) that, where a document has been examined by us in draft form, it has been or will be signed and/or given final approval in the form of that draft;

     (E) that words and phrases used in the Prospectus-Proxy Statement have the same meaning and effect as they would if those documents were governed by English law and there is no provision of any law (other than English law) which would affect anything in this opinion letter; and

     (F) that no other event occurs after the date hereof which would affect the opinions herein stated.

Opinion
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6.   We are of the opinion that, relying on the assumptions listed in paragraph 5 and subject to the reservations mentioned below, the Company has the requisite corporate power to issue the Shares and, once the shareholder resolution set out in the Notice of Extraordinary General Meeting contained in the Circular has been passed at the relevant General Meeting of the Company, all shareholder resolutions necessary to authorise such issue will have been passed. The Shares to be issued by the Company will when so issued, have been validly authorised, allotted and issued as fully paid and non-assessable. On this basis, the issue of Shares will be free of any pre-emptive rights and no personal liability by way of call will attach to the holders of the Shares as such holders under English law;

Reservations
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7.   Our opinion is qualified by the following reservations and by any matter of fact not disclosed to us:-

     (A) English law, the Articles of Association of the Company and the Listing Rules of the London Stock Exchange contain restrictions on the transfer of shares and voting rights in certain limited circumstances including the following:-

          (i) transfers of shares may be avoided under the provisions of insolvency law, or where any criminal or illegal activity is involved, or where the transferor or transferee does not have the requisite legal capacity or authority, or where the transferee is subject to restrictions or constraints;

          (ii) the registration of a transfer of shares by a particular shareholder may be restricted if that shareholder has failed to
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Shire Pharmaceuticals Group Plc,      4                       . November, 1999

                 disclose his interest in shares in the Company after having been served with a notice by the Company requesting such disclosure pursuant to Section 212 of the Companies Act 1985;

          (iii) save in the case of depositary schemes or clearance services, no transfer will be registered unless the appropriate stamp duty has been paid at the rate of 0.5 per cent. (rounded up if necessary to the nearest multiple of five pounds sterling ((Pounds)5)) of the stated consideration or if the stock transfer form is otherwise not in order;

          (iv) any holder of shares who is a director of the Company is bound by the Model Code for Dealing in Securities promulgated by the London Stock Exchange which imposes restrictions on the ability of directors to transfer shares in the two months prior to the announcement of interim and final results and at other times when directors are in possession of unpublished price sensitive information;

          (v) under the Companies Act 1985, and subject to the Uncertificated Securities Regulations 1995, the Company can close its register of members from time to time for periods not exceeding 30 days in aggregate in any calendar year and during any such period no transfer of shares may be registered;

          (vi) no share may be transferred after the passing of a resolution for the winding-up of the Company;

          (vii) a company or the Court may impose restrictions on the transferability and other rights of shares held by persons who do not comply with that company's proper enquiries, under the Companies Act 1985 or that company's articles of association (if they so provide), considering the ownership of shares; and

          (viii) there may be circumstances in which a holder of shares becomes obliged to transfer those shares under the provisions of the Companies Act 1985, for example following the implementation of a takeover where minority shareholders are compulsorily bought out or following the implementation of a scheme of arrangement. Once a holder of shares becomes
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Shire Pharmaceuticals Group Plc,      5                       . November, 1999


                 obliged to make such a transfer he may not transfer to any other person;

     (B) shareholders can make arrangements outside the Company's constitutional documents in respect of restrictions on transfer or pre-emptive rights relating to shares, about which we express no opinion; and

     (C) the obligations of the Company under the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

Consent
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8.   We hereby consent to the disclosure of this opinion letter as an exhibit to the Prospectus-Proxy Statement and its consequent filing with the SEC and to the use of our name therein and in the Prospectus-Proxy Statement under the caption "Certain Legal Matters".

                               Yours faithfully,


                               /s/ Slaughter and May